SCHEDULE 14C INFORMATION

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NAVISITE, INC.
(Name of Registrant as Specified in Charter)

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Preliminary Copy

NAVISITE, INC.
400 Minuteman Road
Andover, Massachusetts 01810

NOTICE OF ACTION TAKEN PURSUANT TO
WRITTEN CONSENT OF STOCKHOLDERS

To the stockholders of NaviSite, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of NaviSite, Inc., a Delaware corporation (the “Company”), in connection with action taken by the holders of at least a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated April 11, 2006, the issuance of the shares of the Company’s Common Stock issuable upon exercise of the warrants issued to SPCP Group, L.L.C. and SPCP Group III LLC.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of the stockholders of the Company.

By Order of the Board of Directors,

Monique Cormier
Secretary

Andover, Massachusetts
May   , 2006

INFORMATION STATEMENT
APPROVAL OF THE ISSUANCE OF SHARES UPON EXERCISE OF WARRANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ADDITIONAL INFORMATION ABOUT NAVISITE
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS IN THE FISCAL YEAR ENDED JULY 31, 2005
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
WRITTEN CONSENT OF STOCKHOLDERS OF NAVISITE, INC.

Preliminary Copy

NAVISITE, INC.
400 Minuteman Road
Andover, Massachusetts 01810

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

General

This Information Statement is being furnished by NaviSite, Inc., a Delaware corporation (“NaviSite” or the “Company”), in connection with action taken by the holders of at least a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated April 11, 2006, the issuance of the shares of the Company’s Common Stock issuable upon exercise of the warrants issued to SPCP Group, L.L.C. and SPCP Group III LLC.

This Information Statement is being provided pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to inform holders of Common Stock entitled to vote or give an authorization or consent in regard to the matters acted upon by written consent. This Information Statement is being mailed on or about May   , 2006 to the Company’s stockholders of record as of April 12, 2006 (the “Record Date”). The Company anticipates that the actions taken by written consent by the Company’s majority stockholder will take effect on May   , 2006.

Reason for the Written Consent

The Silver Point Financing

On April 11, 2006, the Company entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with Silver Point Finance, LLC (“Silver Point”) whereby Silver Point provided to the Company a $70 million senior secured term loan facility (the “Term Loan”) and a $3 million senior secured revolving credit facility (the “Revolving Facility,” and collectively with the Term Loan, the “Credit Facility”). On April 11, 2006, in connection with the Credit Facility, the Company issued two warrants to purchase an aggregate of 3,514,933 (subject to adjustment) shares of common stock, $0.01 par value per share of the Company (the “Common Stock”), pursuant to a Warrant Purchase Agreement by and between the Company, SPCP Group, L.L.C. and SPCP Group III LLC, each a Delaware limited liability company and affiliated entity of Silver Point. SPCP Group, L.L.C. was issued a warrant to purchase 2,636,200 shares of Common Stock at an exercise price of $.01 per share (“Warrant No. 1”), and SPCP Group III LLC was issued a warrant to purchase 878,733 shares of Common Stock at an exercise price of $.01 per share (“Warrant No. 2”, and together with Warrant No. 1, the “Warrants”). The Warrants are subject to potential weighted-average anti-dilution adjustments that could result in additional shares being issuable upon exercise of the Warrants. The Warrants also contain a limitation on the maximum number of shares issuable under the Warrants (the “Conversion Cap”), such that absent stockholder approval, the Warrants may not be exercised for more than 5,728,108 shares of Common Stock, which is equal to approximately 19.999% of the outstanding shares of Common Stock as of the date of issuance of the Warrants. The Conversion Cap is intended to ensure the issuance of the Warrants complies with NASD Rules governing The Nasdaq Capital Market, where the Common Stock is listed. The Company agreed to use its best efforts to obtain stockholder approval of the issuance of the Common Stock upon exercise of the Warrants for the purpose of terminating the effectiveness of the Conversion Cap. The Warrants expire on April 11, 2016.

The Written Consent

On April 11, 2006, Atlantic Investors, LLC, the majority stockholder of the Company (“Atlantic Investors”), delivered to the Company an executed written consent of stockholders, in the form attached as Appendix I, approving the issuance of the shares of the Common Stock upon exercise of the Warrants (the “Written Consent”).

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. Section 228 of the Delaware General Corporation Law (“Section 228”) provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval of at least a majority of the outstanding shares of Common Stock present and voting on the matter at a meeting would be required to approve (i) the potential issuance of the shares of the Common Stock upon the exercise of the Warrants in excess of 19.999% of the outstanding Common Stock on the date the Warrants were issued in the event anti-dilution adjustments occur and (ii) the potential issuance of shares of Common Stock upon exercise of the Warrants in excess of 19.999% which will result in a change of control of the Company.

As of the date of the Written Consent, the Company had 28,673,246 shares of Common Stock outstanding and entitled to vote. As of the Record Date, the Company had 28,675,746 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. On the date of the Written Consent, Atlantic Investors held 17,121,652 shares, or approximately 60%, of the outstanding shares of the Common Stock. Accordingly, the matters approved by Atlantic Investors by written consent have been approved under Section 228 and require no further stockholder action.

Notice Pursuant to Section 228

Pursuant to Section 228, the Company is also required to provide prompt notice of the taking of a corporate action by written consent to the stockholders who have not consented in writing to such action. This Information Statement also serves as the notice required by Section 228.

Dissenters’ Rights of Appraisal

The Delaware General Corporation Law does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the Written Consent.

Householding of Stockholder Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of this Information Statement to you if you write or call us at the following address or telephone number: Investor Relations Department, NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810, telephone: (978) 946-8729. If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and telephone number.

APPROVAL OF THE ISSUANCE OF SHARES UPON EXERCISE OF WARRANTS

On April 11, 2006 (the “Closing Date”), the Company entered into the Credit Agreement with Silver Point and certain affiliated entities (collectively, with Silver Point, the “Lenders”), whereby the Lenders provided to the Company the Credit Facility. Avasta, Inc., ClearBlue Technologies Management, Inc., Clearblue Technologies/Chicago-Wells, Inc., Clearblue Technologies/Las Vegas, Inc., Clearblue Technologies/

Los Angeles, Inc., Clearblue Technologies/Milwaukee, Inc., Clearblue Technologies/Oak Brook, Inc., Clearblue Technologies/Vienna, Inc., Clearblue Technologies/Dallas, Inc., Clearblue Technologies/New York, Inc., Clearblue Technologies/San Francisco, Inc., Clearblue Technologies/Santa Clara, Inc., Conxion Corporation, Intrepid Acquisition Corp., Lexington Acquisition Corp., ManagedOps.com, Inc., Surebridge Acquisition Corp., Surebridge Services, Inc., SiteROCK Corporation, NaviSite Acquisition Subsidiary, Inc., and ClickHear, Inc. (each a direct or indirect subsidiary of the Company) are also parties to the Credit Agreement, as guarantors of the Company’s obligations thereunder (each, a “Guarantor,” and collectively, the “Guarantors”).

Warrants to Purchase Company Stock

On the Closing Date, and in connection with the Credit Facility, the Company issued a warrant to SPCP Group, L.L.C. and a warrant to SPCP Group III LLC to purchase an aggregate of 3,514,933 (subject to adjustment) shares of Common Stock pursuant to a Warrant Purchase Agreement by and between the Company, SPCP Group, L.L.C. and SPCP Group III LLC, each a Delaware limited liability company and affiliated entity of Silver Point. SPCP Group, L.L.C. was issued a warrant to purchase 2,636,200 shares of Common Stock at an exercise price of $.01 per share, and SPCP Group III LLC was issued a warrant to purchase 878,733 shares of Common Stock at an exercise price of $.01 per share. The Warrants are subject to potential weighted-average anti-dilution adjustments that could result in additional shares being issuable upon exercise of the Warrants. The Warrants also contain the Conversion Cap, such that absent stockholder approval, the Warrants may not be exercised for more than 5,728,108 shares of Common Stock, which is equal to approximately 19.999% of the outstanding shares of Common Stock as of the date of issuance of the Warrants. The Conversion Cap is intended to ensure the issuance of the Warrants complies with NASD Rules governing The Nasdaq Capital Market, where the Common Stock is listed. The Company agreed to use its best efforts to obtain stockholder approval of the issuance of the Common Stock upon exercise of the Warrants for the purpose of terminating the effectiveness of the Conversion Cap. The Warrants expire on April 11, 2016.

At any time and from time to time until April 11, 2016, the warrantholders are entitled to demand and piggyback registration rights, whereby either warrantholder may request the Company to file a registration statement, or to include within a registration statement to be filed, with the Securities and Exchange Commission for the warrantholders’ resale of the shares of Common Stock issuable upon exercise of the Warrants. The warrantholders agreed that they will not sell or otherwise transfer any shares of Common Stock they may acquire upon exercise of the Warrants during the 90 days following the Closing Date, provided that such restriction applies only to the extent Atlantic Investors is also restricted from selling its shares of Common Stock. On April 11, 2006, the Company obtained Atlantic Investors’ written agreement that it would not sell any shares of Common Stock it owns during the 90 days following the Closing Date.

Nasdaq Stockholder Approval Requirements

The Common Stock is listed on The Nasdaq Capital Market. NASD Rule 4350(i)(1)(D) requires that the issuer of stock in connection with a transaction other than a public offering secure stockholder approval prior to an issuance where the issuance or potential issuance of the shares of common stock, or securities convertible into or exercisable for common stock, would result in the issuance of 20% or more of the common stock or voting power of the issuer before the issuance for less than the greater of book or market value of the stock. In addition, NASD Rule 4350(i)(1)(B) requires that the issuer of stock secure stockholder approval prior to an issuance or potential issuance which will result in a change of control of the issuer.

NASD rules do not require stockholder approval of the issuance of the Warrants or the closing of the Silver Point financing, which closed on April 11, 2006. The Warrants are initially exercisable for 3,514,933 shares of Common Stock (and in no event more than 5,728,108 shares of Common Stock until stockholder approval is effective). The potential issuance of shares of Common Stock under the Warrants in excess of 5,728,108 (which represents approximately 19.999% of the Company’s outstanding Common Stock as of the date of issuance of the Warrants) (shares issued or potentially issued in excess of such number are hereinafter referred to as the “Warrant Shares”) could potentially cause the issuance to equal or exceed the 20% threshold and could potentially be deemed a change of control of the Company under applicable NASD rules.

On April 11, 2006, Atlantic Investors delivered to the Company an executed written consent approving the issuance of the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (including the issuance of the Warrant Shares). This Information Statement is being sent to all stockholders of the Company as of the Record Date as notice that such action has been taken. The Company is not asking that you vote to approve the issuance of the Warrant Shares. Under federal law governing the taking of stockholder action by written consent, stockholder approval of the issuance of the Warrant Shares will be deemed effective 20 days after the mailing of this Information Statement to stockholders of the Company. Pursuant to the terms of the Warrants and the Warrant Purchase Agreement, the Warrants shall not be convertible into an aggregate number of shares of Common Stock that is greater than 5,728,108 shares of Common Stock (which equals approximately 19.999% of the Company’s outstanding Common Stock as of the date of issuance of the Warrants) unless and until such stockholder approval is deemed effective.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 15, 2006 (unless otherwise indicated), with respect to the beneficial ownership of Common Stock by the following:

•	each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock;

•	each of the Company’s directors;

•	each of the Named Executive Officers (as defined below under the heading “Executive Compensation”); and

•	all of the current executive officers and directors as a group.

For purposes of the following table, beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, the Company believes that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them (or shares such power with his or her spouse). Under such rules, shares of Common Stock issuable under (i) options that are currently exercisable or exercisable within 60 days after April 15, 2006 (“Presently Exercisable Options”) and (ii) warrants that are currently exercisable or exercisable within 60 days after April 15, 2006 (“Presently Exercisable Warrants”) are deemed outstanding and are included in the number of shares beneficially owned by a person named in the table and are used to compute the percentage ownership of that person. These shares are not, however, deemed outstanding for computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each person listed in the table is c/o NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810.

The percentage ownership of Common Stock of each person or entity named in the following table is based on 28,677,412 shares of Common Stock outstanding as of April 15, 2006 plus any shares subject to Presently Exercisable Options held by such person.

	Amount and Nature of
	Beneficial Ownership
Name and Address of	Number of		Percentage
Beneficial Owner	Shares		of Class

5% Stockholders
Atlantic Investors, LLC	17,121,652	(1)	59.7%
20 East 66th Street New York, NY 10021
Hewlett-Packard Financial Services Company	4,416,592	(2)	15.4%
420 Mountain Avenue Murray Hill, NJ 07974
Waythere, Inc.(3)	3,000,000		10.5%
c/o BG Affiliates One Beacon Street Suite 1500 Boston, MA 02108
SPCP Group, L.L.C. and SPCP Group III LLC	3,514,933	(4)	10.9%
c/o Silver Point Capital Two Greenwich Plaza Greenwich, CT 06830
Directors and Named Executive Officers
Andrew Ruhan	57,500	(5)	*
Arthur P. Becker	838,769	(6)	2.9%
Gabriel Ruhan	431,249	(7)	1.5%
James Dennedy	92,500	(7)	*
Thomas R. Evans	66,944	(7)	*
Larry Schwartz	92,500	(7)	*
John J. Gavin, Jr.	253,474	(7)	*
Kenneth Drake(8)	—		—
Stephen Pace(9)	—		—
All current executive officers and directors as a group (8 persons)	1,867,796	(10)	6.2%

*	Less than 1%.

(1)	Based on information provided by Atlantic Investors, LLC in a Form 4 dated July 28, 2004 filed with the SEC on July 30, 2004. Atlantic Investors, LLC is controlled by two managing members, Unicorn Worldwide Holdings Limited and Madison Technology LLC. Unicorn Worldwide Holdings Limited is jointly controlled by its Board members, Simon Cooper and Simon McNally. Mr. Becker is the managing member of Madison Technology LLC. Messrs. Cooper and McNally for Unicorn Worldwide Holdings Limited and Mr. Becker for Madison Technology LLC share voting and investment power over the securities held by Atlantic Investors, LLC. Mr. A. Ruhan holds a 10% equity interest in Unicorn Worldwide Holdings Limited, a managing member of Atlantic Investors, LLC. Atlantic Investors, LLC has informed us that the 17,121,652 shares of Common Stock it holds is currently its sole investment.

(2)	Shares are held of record by Hewlett-Packard Financial Services Company, a wholly owned subsidiary of Hewlett-Packard Company, a widely held publicly traded company. Hewlett-Packard Company and Hewlett-Packard Financial Services Company may each be deemed the beneficial owner of these shares.

(3)	Waythere, Inc. (formerly known as Surebridge, Inc.) is a corporation with a Board of Directors elected by stockholders. No individual member of the Board of Directors has voting or investment power over the securities held by Waythere.

(4)	Consists of shares of Common Stock issuable upon the exercise of Presently Exercisable Warrants. SPCP Group, L.L.C. is owned by Silver Point Capital Fund, L.P. (the “Fund”) and Silver Point Capital Offshore Fund (the “Offshore Fund”). Silver Point, L.P. (“Silver Point”) is the investment manager of the Fund and the Offshore Fund. Silver Point is controlled by Edward A. Mule and Robert J. O’Shea. SPCP Group III LLC is an affiliate of Silver Point (via common ownership) and is controlled by Messrs. Mule and O’Shea.

(5)	Consists of shares of Common Stock issuable upon the exercise of Presently Exercisable Options. Excludes 17,121,652 shares of Common Stock owned by Atlantic Investors, LLC and 426,134 shares of Common Stock owned by Global Unicorn Worldwide Holdings S.A.R.L., a wholly owned subsidiary of Unicorn Worldwide Holdings Limited, with respect to all of which Mr. A. Ruhan disclaims beneficial ownership. Mr. A. Ruhan holds a 10% equity interest in Unicorn Worldwide Holdings Limited, a managing member of Atlantic Investors, LLC.

(6)	Consists of 213,069 shares of Common Stock owned by Madison Technology LLC and 625,700 shares of Common Stock issuable upon the exercise of Presently Exercisable Options. Excludes 17,121,652 shares of Common Stock owned by Atlantic Investors, LLC with respect to which Mr. Becker disclaims beneficial ownership. Mr. Becker is the managing member of Madison Technology LLC, a managing member of Atlantic Investors, LLC.

(7)	Consists of shares of Common Stock issuable upon the exercise of Presently Exercisable Options.

(8)	Mr. Drake resigned as the General Counsel and Secretary of the Company effective July 4, 2005.

(9)	Mr. Pace resigned as the Senior Vice President, Sales and Marketing of the Company effective June 3, 2005.

(10)	Consists of 213,069 shares of Common Stock owned by Madison Technology LLC and 1,654,027 shares of Common Stock issuable upon the exercise of Presently Exercisable Options. Excludes 17,121,652 shares of Common Stock owned by Atlantic Investors, LLC with respect to which Messrs. A. Ruhan and Becker disclaim beneficial ownership, and 426,134 shares of Common Stock owned by Global Unicorn Worldwide Holdings S.A.R.L., a wholly owned subsidiary of Unicorn Worldwide Holdings Limited, with respect to which Mr. A. Ruhan disclaims beneficial ownership. Mr. A. Ruhan holds a 10% equity interest in Unicorn Worldwide Holdings Limited, a managing member of Atlantic Investors, LLC, and Mr. Becker is the managing member of Madison Technology LLC, a managing member of Atlantic Investors, LLC.

ADDITIONAL INFORMATION ABOUT NAVISITE

Director Compensation

On September 27, 2005, the Board of Directors adopted a new policy with respect to the compensation of the independent directors of the Board and the Chairman of the Board. The new policy provides that each independent director and the Chairman of the Board shall be paid an annual fee of $20,000. In addition, (i) the Chairperson of the Audit Committee and of the Compensation Committee will each receive an additional annual fee of $5,000, (ii) each member of the Audit Committee and the Compensation Committee, other than the Chairman, will receive an additional annual fee of $3,000, and (iii) the Chairman of the Board will receive an additional annual fee of $7,000. Upon initial election to the Board, each independent director and the Chairman of the Board will receive an initial stock option of 50,000 shares of Common Stock, which stock option will vest monthly over a period of three years. Upon re-election to the Board, each independent director and the Chairman of the Board will receive a stock option for 15,000 shares of Common Stock, which stock option will vest monthly over a period of 12 months. The Chairman of the Audit Committee and the Compensation Committee will not receive any additional stock options by virtue of his position as a committee Chairman.

During the 2005 fiscal year, Messrs. A. Ruhan, G. Ruhan and Becker were not paid for service on the Board of Directors. In accordance with the Company’s previous director compensation policy, upon re-election to the Board of Directors, each of Messrs. Evans, Dennedy and Schwartz received an option to purchase

15,000 shares of Common Stock on December 9, 2004 at a purchase price per share of $2.38. The option vests monthly over a period of 12 months. In addition, upon Mr. Dennedy’s re-election as the Chairperson of the Audit Committee and upon Mr. Schwartz’s re-election as the Chairperson of the Compensation Committee, each of Messrs. Dennedy and Schwartz was granted an option to purchase 10,000 shares of Common Stock on December 9, 2004 at a purchase price of $2.38. The options vest monthly over a period of 12 months. The Company also paid each of Messrs. Evans, Dennedy and Schwartz an aggregate of $11,250 during the 2005 fiscal year. Of the $11,250 paid to the directors in the 2005 fiscal year, $4,375 was earned in the 2004 fiscal year and $6,875 was earned in the 2005 fiscal year.

Apart from the arrangements discussed above, the Company does not pay any cash compensation to members of its Board of Directors for their services as members of the Board of Directors, although directors are reimbursed for their reasonable travel expenses incurred in connection with attending Board of Directors and committee meetings. Directors who are also Company officers or employees are eligible to participate in the Amended and Restated 2003 Stock Incentive Plan, as amended.

The Company and each member of the Board of Directors have entered into an indemnification agreement pursuant to which the directors will be indemnified by the Company, subject to certain limitations, for any liabilities incurred by the directors in connection with their role as directors of the Company.

Executive Compensation

Summary Compensation

The following table sets forth certain summary information with respect to the compensation paid during the fiscal years ended July 31, 2005, 2004 and 2003 earned by each of (i) all individuals who served as the Chief Executive Officer during the fiscal year ended July 31, 2005, (ii) one other executive officer who was serving as an executive officer on July 31, 2005 whose total annual salary and bonus for fiscal year 2005 exceeded $100,000, and (iii) two former executive officers who would have been among the most highly compensated executive officers during fiscal year 2005 had they remained executive officers as of July 31, 2005 (collectively, the “Named Executive Officers”). In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
				Awards
				Securities
		Annual Compensation		Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options

Arthur P. Becker	2005	275,000	—	500,000
Chief Executive Officer and President	2004	275,000	—	460,000
	2003	121,635	—	40,000
John J. Gavin, Jr.	2005	250,000	—	300,000
Chief Financial Officer and Treasurer	2004	50,800	—	200,000
Kenneth Drake	2005	185,989	—	100,000
Former General Counsel and Secretary	2004	155,769	—	80,000
Stephen Pace	2005	331,227	30,000	90,000
Former Senior Vice President, Sales and Marketing

Option Grants During the Fiscal Year Ended July 31, 2005

The following table sets forth information regarding options to purchase Common Stock granted to the Named Executive Officers during the fiscal year ended July 31, 2005. The Company has never granted any stock appreciation rights.

STOCK OPTION GRANTS IN THE FISCAL YEAR ENDED JULY 31, 2005

	Individual Grants
		Percent
		of
		Total
	Number	Options
	of	Granted			Potential Realizable
	Securities	to	Exercise		Value at Assumed
	Underlying	Employees	Price		Annual Rates of Stock
	Options	in	(Per		Price Appreciation for
	Granted	Fiscal	Share)	Expiration	Option Term ($)(1)
Name	(#)	Year	($)	Date	5%	10%

Arthur P. Becker	500,000(2)	10.21%	1.58	3/31/2015	496,655	1,258,522
John J. Gavin, Jr.	50,000(3)	1.02%	2.62	9/28/2014	82,385	208,780
	250,000(2)	5.10%	1.58	3/31/2015	248,327	629,261
Kenneth Drake	20,000(3)	0.41%	2.62	9/28/2014	32,954	83,512
	80,000(2)	1.63%	1.58	3/31/2015	79,465	201,363
Stephen Pace	90,000(2)	1.84%	1.58	3/31/2015	89,398	226,534

(1)	Amounts reported in these columns represent hypothetical amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified rates of appreciation (5% and 10%) on the underlying Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the underlying Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the optionholder.

(2)	On April 1, 2005, this option was granted under the Company’s Amended and Restated 2003 Stock Incentive Plan. The option vests as to 1/36th of the number of shares subject to the option on each monthly anniversary of the grant date until the option is fully vested on the third anniversary of the grant date.

(3)	On September 28, 2004, this option was granted under the Company’s Amended and Restated 2003 Stock Incentive Plan. The option vested as to 25% of the original number of shares subject to the option on March 28, 2005 and thereafter vests monthly in equal amounts until fully vested on March 28, 2008.

  Options Exercised During Fiscal Year Ended July 31, 2005

The following table sets forth the number of exercisable and unexercisable options to purchase Common Stock held by the Named Executive Officers as of July 31, 2005. No stock options to purchase Common Stock were exercised by any Named Executive Officer during the fiscal year ended July 31, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In the Money
	Options at July 31, 2005		Options at July 31, 2005 ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Arthur P. Becker	366,677	633,323	13,753	151,247
John J. Gavin, Jr.	125,004	374,996	6,877	75,623
Kenneth Drake	67,918	—	2,200	—
Stephen Pace	40,417	—	1,650	—

Employment Agreements and Severance and Change of Control Arrangements

Arthur Becker

The Company entered into an employment agreement with Arthur P. Becker as of February 21, 2003, pursuant to which he is employed as the Company’s Chief Executive Officer and President. His agreement is for a continuous term, but subject to the provisions described below, may be terminated by either party at any time. Pursuant to this agreement, Mr. Becker is entitled to receive:

•	a base salary, currently $275,000 per year, which is reviewed by our Board of Directors annually (but no more frequently than annually);

•	an annual bonus upon the Company’s achievement of various financial and/or other goals established by the Board; and

•	fringe benefits, including stock options and health insurance and other benefits available to our employees.

If Mr. Becker’s employment is terminated (i) by reason of death or disability, (ii) by the Company with cause or (iii) due to his voluntary resignation, then he will receive no additional salary or benefits other than what has accrued through the date of termination.

If Mr. Becker’s employment is terminated without cause and he signs a general release of known and unknown claims in a form satisfactory to the Company, Mr. Becker will receive severance payments at his final base salary rate, less applicable withholding, until the earlier of (i) six months after the date of his termination without cause, or (ii) the date on which he first commences other employment.

Mr. Becker and the Company have also entered into an indemnification agreement pursuant to which he will be indemnified by the Company, subject to certain limitations, for any liabilities incurred by him in connection with his role as a director and officer of the Company.

On April 6, 2006, the Company entered into a Separation Agreement with Mr. Becker. The Separation Agreement provides that if Mr. Becker’s employment is terminated by the Company other than for Cause (as defined in the Separation Agreement), Disability (as defined in the Separation Agreement) or death, or by the employee for Good Reason (as defined in the Separation Agreement) following a Change in Control (as defined in the Separation Agreement), then the Company shall be obligated to (i) pay Mr. Becker as severance his annual base salary in effect on the date of termination for a period of six months, (ii) pay a lump sum bonus payment to Mr. Becker equal to his target bonus for the current fiscal year pro rated to the date of termination, (iii) pay to Mr. Becker any unpaid bonus from the prior fiscal year, (iv) pay all legal fees and expenses incurred by Mr. Becker in seeking to obtain or enforce any right provided by the Separation

Agreement, and (v) reimburse Mr. Becker for COBRA payments for health and welfare benefits continuation if he elects COBRA coverage for a period of six months. Mr. Becker will not be entitled to the foregoing benefits if an equivalent benefit is received by him from another employer during the six month period following his termination.

The Separation Agreement also provides that following a Change in Control of the Company, all options and shares of restricted stock issued to Mr. Becker under the Company’s Amended and Restated 2003 Stock Incentive Plan or any other Company stock incentive plan will become exercisable and vested in full on the date of the Change in Control.

John J. Gavin, Jr.

On April 6, 2006, the Company entered into a Separation Agreement with Mr. Gavin, the Company’s Chief Financial Officer. The Separation Agreement provides that if Mr. Gavin’s employment is terminated by the Company other than for Cause (as defined in the Separation Agreement), Disability (as defined in the Separation Agreement) or death, or by Mr. Gavin for Good Reason (as defined in the Separation Agreement) following a Change in Control (as defined in the Separation Agreement), then the Company shall be obligated to (i) pay Mr. Gavin as severance his annual base salary in effect on the date of termination for a period of six months, in the case of a termination by the Company other than for Cause, Disability or death, or for a period of twelve months, in the case of a termination by Mr. Gavin for Good Reason, (ii) pay a lump sum bonus payment to Mr. Gavin equal to his target bonus for the current fiscal year pro rated to the date of termination, (iii) pay to Mr. Gavin any unpaid bonus from the prior fiscal year, (iv) pay all legal fees and expenses incurred by Mr. Gavin in seeking to obtain or enforce any right provided by the Separation Agreement, and (v) reimburse Mr. Gavin for COBRA payments for health and welfare benefits continuation if he elects COBRA coverage for a period of six months, in the case of a termination by the Company other than for Cause, Disability or death, or for a period of twelve months, in the case of a termination by Mr. Gavin for Good Reason.

Mr. Gavin will not be entitled to the foregoing benefits if an equivalent benefit is received by him from another employer during the six month period following his termination, in the case of a termination by the Company other than for Cause, Disability or death, or for a period of twelve months in the case of a termination by him for Good Reason.

The Separation Agreement also provides that following a Change in Control of the Company, all options and shares of restricted stock issued to Mr. Gavin under the Company’s Amended and Restated 2003 Stock Incentive Plan or any other Company stock incentive plan will become exercisable and vested in full on the date of the Change in Control.

Kenneth Drake

The Company entered into an employment offer letter with Kenneth Drake as of July 15, 2003, pursuant to which he was employed as the Company’s General Counsel. Pursuant to this agreement, Mr. Drake was entitled to receive:

•	an annual base salary of $180,000 per year; and

•	fringe benefits, including stock options and health insurance and other benefits available to our employees.

Mr. Drake was also eligible for an annual discretionary bonus based in part upon the Company’s achievement of various goals set by Mr. Drake and the Company’s President and Chief Executive Officer.

Pursuant to the agreement, if Mr. Drake’s employment was terminated (i) by reason of death or disability, (ii) by the Company with Cause (as defined) or (iii) due to his voluntary resignation without Good Reason (as defined), then he was not entitled to receive any additional salary or benefits other than what had accrued through the date of termination.

If Mr. Drake’s employment was terminated by the Company without Cause or by Mr. Drake with Good Reason, and he signed a general release of known and unknown claims in a form satisfactory to the Company, Mr. Drake would have received severance payments at his final base salary rate, less applicable withholding, and continuation of medical benefits until six months after the date of his termination.

Mr. Drake voluntarily resigned as the Company’s General Counsel, which resignation was effective on July 4, 2005. Because Mr. Drake voluntarily resigned, he received no payments from the Company pursuant to his employment agreement as a result of his resignation other than payments of base salary and vacation accrued through the effective date of his resignation.

Stephen Pace

In connection with the Company’s acquisition of the Surebridge business, the Company and Mr. Pace entered into an employment offer letter, dated as of June 9, 2004, which provided for the employment of Mr. Pace as the Company’s Senior Vice President, Sales and Marketing. Pursuant to this agreement, Mr. Pace was entitled to receive:

•	an annual base salary of $255,000;

•	additional compensation under the Company’s 2005 Senior Vice President, Sales and Marketing Compensation Plan; and

•	fringe benefits, including stock options, health insurance, a car allowance and other benefits available to our employees.

Mr. Pace also received a bonus of $30,000 that the Company had previously agreed to pay in connection with the Surebridge acquisition.

The employment offer letter also provided that in the event the Company terminated Mr. Pace’s employment for reasons other than cause (as defined), the Company would continue to pay Mr. Pace his base salary for a period of 12 months, provided that if Mr. Pace commenced any employment during the 12-month period following the termination of his employment, the remaining amount of base salary to be paid by the Company would be reduced by the amount of compensation received by Mr. Pace from such other employment.

Mr. Pace voluntarily resigned as the Company’s Senior Vice President, Sales and Marketing, which resignation was effective on June 3, 2005. Because Mr. Pace voluntarily resigned, he received no payments from the Company pursuant to his employment offer letter as a result of his resignation other than payments of base salary, commissions, car allowance and vacation accrued through the effective date of his resignation.

By Order of the Board of Directors,

Monique Cormier
Secretary

May   , 2006

APPENDIX I

WRITTEN CONSENT OF
STOCKHOLDERS OF NAVISITE, INC.

The undersigned, being the record holder of a majority of the issued and outstanding shares of Common Stock of NaviSite, Inc., a Delaware corporation (the “Company”), does hereby take the following actions and adopt the following resolutions in accordance with Section 228(a) of the General Corporation Law of the State of Delaware:

WHEREAS, on the date hereof, the undersigned stockholder is the record and beneficial owner of 17,121,652 shares of common stock of the Company, or 60.1% of the outstanding common stock of the Company on the date hereof;

WHEREAS, NASD Rule 4350(i)(1)(B) requires that the issuer of stock secure stockholder approval prior to an issuance or potential issuance which will result in a change of control of the issuer;

WHEREAS, NASD Rule 4350(i)(1)(D) requires that the issuer of stock in connection with the sale, issuance or potential issuance of 20% or more of the outstanding common stock of the Company in other than a public offering secure stockholder approval prior to an issuance where the issuance or potential issuance of the shares of common stock, or securities convertible into or exercisable for common stock, could result in the issuance of 20% or more of the common stock or voting power of the issuer before the issuance;

WHEREAS, the Board of Directors of the Company has approved the issuance of the warrant (the “Warrant”) to Silver Point Finance, LLC (or its affiliates); and

WHEREAS, the Board of Directors of the Company is seeking stockholder approval of the issuance of the Warrant for the purpose of satisfying the requirements imposed by NASD Rule 4350(i)(1)(B) and NASD Rule 4350(i)(1)(D).

NOW, THEREFORE, BE IT RESOLVED, that the issuance of the Warrant and the common stock issuable upon exercise of the Warrant, including those shares that may exceed 20% of the Company’s outstanding shares immediately prior to the issuance of the Warrant, be and hereby is authorized and approved.

RESOLVED, FURTHER, that the directors of the Company are hereby authorized and directed to take any such action as may be deemed necessary and advisable in order to carry out the purpose and intent of the foregoing resolutions.

The actions set forth in this Written Consent of Stockholder shall be effective on the first calendar day that is not less than 20 calendar days after the date that the definitive Schedule 14C “information statement,” as such term is defined in Rule 14c-1 promulgated under Regulation 14C of the Securities Exchange Act of 1934, as amended (“Regulation 14C”), relating to such actions is sent or given in accordance with Rule 14c-2 promulgated under Regulation 14C.

IN WITNESS WHEREOF, the undersigned stockholder has caused this Written Consent of Stockholders to be executed on the date set forth opposite its name below.

ATLANTIC INVESTORS LLC

By: UNICORN WORLDWIDE HOLDINGS
LIMITED, a managing member of Atlantic
Investors LLC

By:	/s/ Simon J. McNally
Name: Simon J. McNally
Title: Director

Dated: April 11, 2006

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